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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-51744, No. 33-65239, No. 333-12189, No. 333-62187, No. 333-84219, No. 333-38884, No. 333-68760 and No. 333-68762) pertaining to the 1991 Stock Option Plan of MSC.Software Corporation, the MSC.Software Corporation 1996 Employee Stock Purchase Plan, the 1998 Stock Option Plan of MSC.Software Corporation, the Executive Bonus Plan of MSC.Software Corporation, the 2000 Executive Cash or Stock Bonus Plan, the Advanced Enterprise Solutions Stock Option Program of MSC.Software Corporation and the 2001 Stock Option Plan of MSC.Software Corporation and to the incorporation by reference in the Registration Statements (Form S-3 No. 333-89317 and No. 333-86809) of MSC.Software Corporation and the related Prospectuses to the Registration Statement (Form S-3 No. 333-89319) and the related Prospectus of our report dated February 28, 2001, with respect to the consolidated financial statements for the year ended December 31, 2000, of MSC.Software Corporation included in the Annual Report (Form 10-K/A) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Los Angeles, California October 28, 2003

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS